INVESTAR®

NASDAQ: ISTR

Q4 2024 Investor Presentation

Cautionary Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Investar's current views with respect to, among other things, future events and financial performance. Investar generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based on the historical performance of Investar and its subsidiaries or on Investar's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by Investar that the future plans, estimates or expectations by Investar will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to Investar's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if Investar's underlying assumptions prove to be incorrect, Investar's actual results may vary materially from those indicated in these statements. Investar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events: (1) the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate; (2) changes in inflation, interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing; (3) our ability to successfully execute our near-term strategy to pivot from primarily a growth strategy to a strategy primarily focused on consistent, quality earnings through the optimization of our balance sheet, and our ability to successfully execute a long-term growth strategy; (4) our ability to achieve organic loan and deposit growth, and the composition of that growth; (5) a reduction in liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity, which may be caused by, among other things, disruptions in the banking industry similar to those that occurred in early 2023 that caused bank depositors to move uninsured deposits to other banks or alternative investments outside the banking industry; (6) our ability to identify and enter into agreements to combine with attractive acquisition candidates, finance acquisitions, complete acquisitions after definitive agreements are entered into, and successfully integrate and grow acquired operations; (7) our adoption on January 1, 2023 of ASU 2016-13, and inaccuracy of the assumptions and estimates we make in establishing reserves for credit losses and other estimates; (8) changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (9) changes in the quality and composition of, and changes in unrealized losses in, our investment portfolio, including whether we may have to sell securities before their recovery of amortized cost basis and realize losses; (10) the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally; (11) our dependence on our management team, and our ability to attract and retain qualified personnel; (12) the concentration of our business within our geographic areas of operation in Louisiana, Texas and Alabama; (13) increasing costs of complying with new and potential future regulations; (14) new or increasing geopolitical tensions, including resulting from wars in Ukraine and Israel and surrounding areas; (15) the emergence or worsening of widespread public health challenges or pandemics including COVID-19; (16) concentration of credit exposure; (17) any deterioration in asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets; (18) fluctuations in the price of oil and natural gas; (19) data processing system failures and errors; (20) risks associated with our digital transformation process, including increased risks of cyberattacks and other security breaches and challenges associated with addressing the increased prevalence of artificial intelligence; (21) risks of losses resulting from increased fraud attacks against us and others in the financial services industry; (22) our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth; (23) the impact of litigation and other legal proceedings to which we become subject; (24) competitive pressures in the commercial finance, retail banking, mortgage lending and consumer finance industries, as well as the financial resources of, and products offered by, competitors; (25) the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators; (26) changes in the scope and costs of FDIC insurance and other coverages; (27) governmental monetary and fiscal policies; and (28) hurricanes, tropical storms, tropical depressions, floods, winter storms, droughts and other adverse weather events, all of which have affected Investar's market areas from time to time; other natural disasters; oil spills and other man-made disasters; acts of terrorism; other international or domestic calamities; acts of God; and other matters beyond our control.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Part I Item 1A. "Risk Factors" and in the "Special Note Regarding Forward-Looking Statements" in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Investar's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC

Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include "tangible common equity," "tangible assets," "tangible equity to tangible assets," "tangible book value per common share," "core noninterest income," "core earnings before noninterest expense," "core noninterest expense," "core earnings before income tax expense," "core income tax expense," "core earnings," "core efficiency ratio," "core return on average assets," "core return on average equity," "core basic earnings per share," and "core diluted earnings per share." We also present certain average loan, yield, net interest income and net interest margin data adjusted to show the effects of excluding interest recoveries and interest income accretion from the acquisition of loans. Management believes these non-GAAP financial measures provide information useful to investors in understanding Investar's financial results, and Investar believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting Investar's business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Investar strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. Reconciliation of the non-GAAP financial measures disclosed in this presentation to the comparable GAAP financial measures are included in the appendix.

Our Company

Investar Holding Corporation is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 29 branches across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 45 consecutive quarters of dividends paid; 10 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



2024 Overview

Managing Through Volatility

- Continued to execute on our pivot from a growth strategy to a focus on consistent, quality earnings and disciplined capital allocation.
- After seven rate hikes during 2022 and four rate hikes during 2023, the Federal Reserve cut rates three times in 2024, reducing the target rate to 4.25% to 4.50%. We have continued to remain focused on consistently optimizing our mix of interest earning assets, deposits and other funding options.
- Our liability sensitive balance sheet is well-positioned in the event of further rate cuts to benefit from the repricing of deposits and short-term borrowings. Our strategy has been to keep our time deposit duration short to allow for rapid repricing in a downward rate environment. Over the next two quarters, approximately 80% of our retail CD portfolio will mature.

Controlling Noninterest Expense

- Exhibited the ability to control expenses and made progress towards strategic priorities including optimization of the branch network and digital initiatives.
- GAAP noninterest expense increased by $0.4 million, or less than 1%, to $63.0 million for 2024 compared to $62.6 million for 2023. Core noninterest expense[1] increased by $1.0 million, or 1.7%, to $62.8 million for 2024 compared to $61.8 million for 2023. The increase is primarily due to investment in people with an emphasis on our Texas markets to remix and strengthen our balance sheet.

Capital

- Investar Holding Corporation's regulatory common equity tier 1 capital ratio increased to 10.85%, or 14.1%, at December 31, 2024 compared to 9.51% at December 31, 2023, and we remained well-capitalized.
- Book value per common share increased to $24.55, or 5.5%, at December 31, 2024 compared to $23.26 at December 31, 2023. Tangible book value per common share[1] increased to $20.31, or 7.3%, at December 31, 2024 compared to $18.92 at December 31, 2023.

Balance Sheet Optimization

- Variable-rate loans as a percentage of total loans was 32% at December 31, 2024 compared to 27% at December 31, 2023. We originated and renewed loans, 83% of which were variable-rate loans, at an 8.1% blended interest rate.
- During the 1st quarter of 2024, we surrendered approximately $8.4 million of bank owned life insurance ("BOLI") and reinvested the proceeds in higher yielding policies. The restructuring had an expected earn-back period of just over one year.
- We redeemed $20.0 million in principal amount and repurchased $8.0 million in principal amount of subordinated debt and recognized a $0.3 million gain on early extinguishment of subordinated debt during 2024.

Credit Quality

- Increased focus on underwriting high quality credits that are less susceptible to effects from a potential economic downturn and continued to de-risk the portfolio by proactively exiting credit relationships, primarily commercial real estate relationships, that do not fit this strategy.
- Net charge-offs for 2024 were minimal at $0.6 million, or 0.03%, of average loans.

Shareholder Return

- We rejoined the Russell 3000 Index on July 1st, which significantly increased the liquidity in our stock and drove greater awareness of Investar as an attractive investment to investment managers and institutional investors.
- We repurchased 18,621 shares of our common stock during 2024 at an average price of $16.13 per share, which is a discount to tangible book value of 21% as of December 31, 2024. At December 31, 2024, we had 495,645 shares remaining authorized for repurchase under our stock repurchase program.
- Increased dividends by 4% to $0.41 per share for 2024 from $0.395 per share for 2023.

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see appendix for additional details

Execution of Strategic Initiatives – 4th Quarter 2024

Balance Sheet Optimization and Capital

- We are continuing to focus on consistent, quality earnings through the optimization and right-sizing of the balance sheet. As a result of the right-sizing of our balance sheet, we recognized the benefit of a $0.7 million negative provision for credit losses.
- Variable-rate loans as a percentage of total loans was 32% at December 31, 2024. During the 4rd quarter of 2024 we originated and renewed loans, 84% of which were variable-rate loans, at an 8.2% blended interest rate.
- We exited the consumer mortgage loan origination business during the 3rd quarter of 2023. The consumer mortgage portfolio decreased $4.7 million, or 1.9%, to $242.5 million at December 31, 2024 compared to $247.2 million at September 30, 2024.
- We repaid all of the remaining $109.0 million in borrowings under the BTFP during the 4th quarter of 2024. The weighted average rate for the fourth quarter of 2024 was 4.76%.
- We redeemed all of the remaining $20.0 million in principal amount of our 5.125% Fixed-to-Floating Rate Subordinated Notes due 2029 (the "2029 Notes"). The 2029 Notes were to bear interest at a floating rate higher than the fixed rate beginning on December 31, 2024.
- We remain focused on building capital levels through organic earnings coupled with strategic management of the balance sheet, including a disciplined pace of share repurchases. We did not repurchase any shares during the 4th quarter of 2024.

Credit Quality

- Nonperforming assets to total assets was 0.52% at December 31, 2024 compared to 0.32% at September 30, 2024. The allowance for credit losses to nonperforming loans was 302.8% at December 31, 2024 compared to 682.0% at September 30, 2024.
- We continued our strategy to originate high quality loans that are less susceptible to the effects of a potential economic downturn.

Expense Control and Efficiency

- Despite inflationary pressures, expenses are closely monitored and remain well-controlled. GAAP noninterest expense decreased $0.1 million to $16.1 million for the 4th quarter of 2024 compared to $16.2 million for the 3rd quarter of 2024, and core noninterest expense[1] remained flat at $15.9 million for the 4th quarter of 2024 compared to the 3rd quarter of 2024.
- We are continuing to execute on our digital transformation and evaluating opportunities to optimize our physical branch and ATM footprint.

[1] *Non-GAAP financial measure; please see appendix for additional details*

Financial Overview – 4th Quarter 2024

Highlights

- We received BOLI death benefit proceeds totaling $5.5 million and recorded $3.1 million in nontaxable noninterest income from BOLI during the 4th quarter of 2024.
- Return on average assets increased to 0.88% for the 4th quarter of 2024 compared to 0.77% for the 3rd quarter of 2024. Core return on average assets[1], which includes the impact of BOLI death benefit proceeds, increased to 0.93% for the 4th quarter of 2024 compared to 0.63% for the 3rd quarter of 2024.
- Efficiency ratio improved to 71.00% for the 4th quarter of 2024 compared to 75.61% for the 3rd quarter of 2024. Core efficiency ratio[1], which includes the impact of BOLI death benefit proceeds, improved to 69.41% for the 4th quarter of 2024 compared to 79.33% for the 3rd quarter of 2024.
- The overall costs of funds for 4th quarter of 2024 decreased 12 basis points to 3.49% compared to 3.61% for 3rd quarter of 2024. The cost of deposits decreased five basis points to 3.40% for the 4th quarter of 2024 compared to 3.45% for the 3rd quarter of 2024.
- Total deposits increased $58.5 million, or 2.6%, to $2.35 billion at December 31, 2024 compared to $2.29 billion at September 30, 2024.

Liquidity

- Beginning in the 2nd quarter of 2023, the Bank began utilizing the BTFP to secure fixed rate funding for up to a one-year term and reduce short-term FHLB advances. We strategically refinanced these borrowings during 2024 and repaid them all in the fourth quarter of 2024.
- At December 31, 2024, we held $27.9 million of cash and cash equivalents and maintained approximately $793.7 million of available funding from FHLB advances and unsecured lines of credit with correspondent banks. Cash and cash equivalents and available funding represent 111% of uninsured deposits of $737.6 million at December 31, 2024.

Loans and Credit Quality

- Consistent with our strategy of optimizing the balance sheet, total loans decreased $30.8 million, or 1.4%, to $2.13 billion at December 31, 2024 compared to $2.16 billion at September 30, 2024.
- Nonperforming loans represented 0.42% of total loans at December 31, 2024 compared to 0.19% of total loans at September 30, 2024.

4th Quarter Results

Balance Sheet (in millions)	
Assets	$ 2,723
Net Loans	$ 2,098
Deposits	$ 2,346
Equity	$ 241
Holding Company Capital	
TCE/TA[1]	7.44%
Tier 1 Leverage Capital	9.27%
Common Equity Tier 1 Capital	10.85%
Tier 1 Capital	11.26%
Total Capital	13.14%
Profitability (dollars in thousands)	
Net Interest Margin	2.65%
ROAA	0.88%
ROAE	9.83%
Net Income	$ 6,107
Pre-Tax, Pre-Provision Income[1]	$ 6,567
Per Share Information	
Tangible Book Value[1]	$ 20.31
Earnings (Diluted)	$ 0.61
Dividends	$ 0.105

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see appendix for additional details

Leadership Team



John J. D'Angelo, President and Chief Executive Officer

Mr. D'Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank's President and Chief Executive Officer since its organization in 2006. Prior to Investar Bank's organization, Mr. D'Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One Bank, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D'Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia.



John R. Campbell, Executive VP and Chief Financial Officer

Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.



Jeffrey W. Martin, Executive VP and Chief Credit Officer

Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served as a Commercial Banking Executive for Regions Bank. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.



Linda M. Crochet, Executive VP and Chief Operating Officer

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value

Tangible Book Value Per Share[1]

6.3% TBV / Share (Ex. AOCI)[1]
GROWTH CAGR[2]
2019 – 2024



$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
TBV per Share[1] ($)
$18.79
$18.62
$19.89
$19.72
$19.20
$19.08
$17.43
$22.37
$18.92
$23.55
$20.31
$25.23
2019
2020
2021
2022
2023
2024
TBV/Share
TBV/Share (excl. AOCI)

[1] *Non-GAAP financial measure; please see appendix for additional details*
[2] *Abbreviation for Compound Annual Growth Rate – for the period beginning December 31, 2019 and ending December 31, 2024*

INVESTAR HOLDING CORPORATION

Dividend History



$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
31% CAGR
2014[1]
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

[1] *Annualized based on 3rd quarter 2014 dividend of $0.0068 plus 4th quarter 2014 dividend of $0.007*

Recent GAAP Earnings Performance

Net Income ($000)



$3,538
$4,707
$4,057
$5,381
$6,107
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Earnings Per Share (Diluted)



$0.36
$0.48
$0.41
$0.54
$0.61
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

ROAA (%)



0.50
0.68
0.59
0.77
0.88
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Net Interest Margin (%)



2.72
2.59
2.62
2.67
2.65
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Recent Core Earnings Performance

Core Earnings ($000)[1]


$3,833
$4,273
$3,567
$4,444
$6,463
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Core Earnings Per Share (Diluted)[1]


$0.39
$0.43
$0.36
$0.45
$0.65
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Core ROAA (%)[1]


0.54
0.61
0.52
0.63
0.93
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Core Efficiency Ratio (%)[1]


74.85
78.81
80.24
79.33
69.41
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

INVESTAR HOLDING CORPORATION

[1] Non-GAAP financial measure; please see the appendix for additional details

Returns to Shareholders

Shares Repurchased (%)[1]



3.79%
5.89%
3.39%
5.02%
2.25%
0.19%
2019
2020
2021
2022
2023
2024

- In July 2023, the Board of Directors authorized an additional 350,000 shares for repurchase under our stock repurchase program.
- During 2024 we repurchased 18,621 shares at an average price of $16.13.
- Purchases during 2024 represent discounts to tangible book value of 21%.

Dollars Returned to Shareholders ($000)



$10,493
$2,167
$8,326
$13,798
$2,686
$11,112
$10,015
$3,090
$6,925
$14,092
$3,552
$10,540
$6,870
$3,844
$3,026
$4,272
$3,972
$300
2019
2020
2021
2022
2023
2024
Cash Paid to Repurchase Shares
Dividends Paid on Common Stock

- Since the inception of the stock repurchase program in 2015, the Company has paid $48.0 million to repurchase 2,554,355 shares at an average price of $18.80.
- The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 31% per annum since our initial public offering to $0.105 per share for the 4th quarter of 2024.

[1] *Represents shares repurchased in period stated divided by common shares outstanding at prior period end.*

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction



2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
BOJ Bancshares (LA)
2017
Citizens
Bancshares (LA)
2019
Bank of York (AL)
2019
Mainland Bank (TX)
Total Assets:
$2.7 Billion
2021
Cheaha Financial
Group (AL)
2020
PlainsCapital Bank
Branches (TX)

Investment Portfolio – 4th Quarter 2024

Available-for-Sale *(Dollars in thousands)*	Book Value	Gain (Loss)	Fair Value
U.S. Governmental Securities	$ 15,985	$ (278)	$ 15,707
State and Political Subdivisions	18,363	(2,243)	16,120
Corporate Bonds	29,772	(2,505)	27,267
Residential Mortgage-backed Securities	256,272	(47,504)	208,768
Commercial Mortgage-backed Securities	72,172	(8,913)	63,259
Total	$ 392,564	$ (61,443)	$ 331,121

Available-for-Sale Portfolio Characteristics	
Weighted average modified duration	5.5 years
Current tax-equivalent yield	2.80%

Held-to-Maturity *(Dollars in thousands)*	Book Value	Gain (Loss)	Fair Value
State and Political Subdivisions	$ 40,618	$ (295)	$ 40,323
Residential Mortgage-backed Securities	2,069	(248)	1,821
Total	$ 42,687	$ (543)	$ 42,144

Held-to-Maturity Portfolio Characteristics	
Weighted average modified duration	9.4 years
Current tax-equivalent yield	6.79%

Total Effective Duration: 6.1 years



Commercial Mortgage-backed Securities 19%
U.S. Governmental Securities 5%
State and Political Subdivisions 5%
Corporate Bonds 8%
Residential Mortgage-backed Securities 63%



Residential Mortgage-backed Securities 4%
State and Political Subdivisions 96%

Investment Portfolio – Principal Cash Flows

~$45 Million Maturing by Q4 2025



$7.6
$14.3
$10.8
$12.4
2%
5%
7%
10%
2025Q1
2025Q2
2025Q3
2025Q4
Cashflow ($ in millions)
Cumulative Principal Return (%)

Loan Portfolio – 4th Quarter 2024

- Consistent with our strategy to optimize the balance sheet, total loans decreased $30.8 million, or 1.4%, to $2.13 billion at December 31, 2024 compared to $2.16 billion at September 30, 2024.

- Loan yield decreased to 5.87% for the 4th quarter of 2024 compared to 6.04% for the 3rd quarter of 2024. Exclusive of interest income accretion from the acquisition of loans and interest recoveries, adjusted loan yield[1] decreased to 5.87% for the 4th quarter of 2024 compared to 6.02% for the 3rd quarter of 2024.

- Variable-rate loans represented 32% of total loans at December 31, 2024 compared to 30% at September 30, 2024. Variable-rate loans as a percentage of loan originations and renewals was 84% for the 4th quarter of 2024.



Consumer 0.5%
Commercial & Industrial 24.8%
Construction & Development 7.3%
1-4 Family 18.7%
Nonowner-Occupied Commercial Real Estate 23.3%
Owner-Occupied Commercial Real Estate 21.1%
Multifamily 4.0%
Farmland 0.3%

	Loan Portfolio Detail - Quarterly Lookback							
(Dollars in thousands)	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Construction & Development	$ 210,274	$ 197,850	$ 211,390	$ 190,371	$ 173,511	$ 177,840	$ 166,954	$ 154,553
1-4 Family	401,329	414,380	415,162	413,786	414,480	414,756	403,097	396,815
Multifamily	80,980	80,424	102,974	105,946	105,124	104,269	85,283	84,576
Farmland	10,731	8,434	8,259	7,651	7,539	7,542	7,173	6,977
Owner-Occupied Commercial Real Estate	433,585	441,393	440,208	449,610	453,414	453,456	467,467	449,259
Nonowner-Occupied Commercial Real Estate	533,572	530,820	501,649	488,098	495,844	489,984	499,274	495,289
Commercial & Industrial	425,093	399,488	411,290	543,421	518,969	507,822	515,273	526,928
Consumer	13,480	12,074	12,090	11,736	11,697	11,090	11,325	10,687
Total Loans	$ 2,109,044	$ 2,084,863	$ 2,103,022	$ 2,210,619	$ 2,180,578	$ 2,166,759	$ 2,155,846	$ 2,125,084

[1] *Non-GAAP financial measure; please see appendix for additional details*

CRE Portfolio Overview


Farmland
1%
Healthcare
9%
Warehouse
6%
Wholesale Trade
5%
Multi-family
8%
Office
9%
Retail
16%
Professional, Manufacturing & Other
46%
$1.0B

Portfolio Characteristics December 31, 2024	
% of Total Portfolio	48.7%
Owner-Occupied as % of CRE Portfolio	43.4%
Nonowner-Occupied Office as a % of Total Portfolio	4.6%
Average Loan Size	$976K

Note: CRE portfolio is inclusive of multifamily and farmland loans

C&I Portfolio Overview



By Collateral Type
Attorney Cases
10%
Other
9%
Unsecured
3%
Equipment
10%
Cash/Brokerage
Secured
10%
Marine
12%
Accounts Receivable
46%
$433M



By Industry
Transportation &
Warehousing
13%
Professional
(Scientific & Tech)
12%
Other
22%
Construction
8%
Finance & Insurance
45%
$433M

Portfolio Characteristics December 31, 2024	
% of Total Portfolio	20.4%
Average Loan Size	$114K

Note: C&I portfolio excludes public finance loans

Construction & Development Portfolio Overview


1-4 Family
Development/Builder Lots
14%
1-4 Family Construction -
Consumer
3%
Commercial Land &
Construction
48%
$155M
1-4 Family
Construction - Builder
27%
Lot/Raw Land -
Consumer
2%
Multifamily
6%

Portfolio Characteristics December 31, 2024	
% of Total Portfolio	7.3%
Average Loan Size	$598K

Consumer Portfolio Overview



Unsecured
13%
Miscellaneous
1%
Auto
28%
$11M
CD/Savings Secured
46%
Recreational
12%

Portfolio Characteristics December 31, 2024	
% of Total Portfolio	0.5%
Average Loan Size	$11K

Note: Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale.

Allowance for Credit Losses

Allowance for Credit Losses / Total Loans (%)


1.09
1.11
1.16
1.38
1.26
2020
2021
2022
2023
2024

	For the Year Ended				
(Dollars in thousands)	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024
Allowance for Credit Losses					
Allowance for Credit Losses - Beginning	$ 10,700	$ 20,363	$ 20,859	$ 24,364	$ 30,540
ASC Topic 326 adoption impact[1]	-	-	-	5,865	-
Provision for credit losses on loans	11,160	22,885	2,922	(1,964)	(3,192)
Charge-offs & Adj.	(1,754)	(22,636)	(633)	(742)	(1,300)
Recoveries	257	247	1,216	3,017	673
Allowance for Credit Losses - Ending	$ 20,363	$ 20,859	$ 24,364	$ 30,540	$ 26,721

[1] *Investar adopted the Current Expected Credit Loss accounting standard on January 1, 2023. Upon adoption, Investar recorded a one-time, cumulative effect adjustment to increase the allowance for credit losses by $5.9 million and reduce retained earnings, net of tax, by $4.3 million.*

Asset Quality Trends

Nonperforming Assets ($000s)



$10,207
$9,897
$8,337
$8,860
$14,043
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

NPAs / Assets (%)



0.36
0.36
0.30
0.32
0.52
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Net Charge-offs / Avg. Loans (%)



0.00
0.00
0.01
(0.02)
0.04
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Reserves / NPLs (%)



529.3
515.4
576.4
682.0
302.8
2023Q4
2024Q1
2024Q2
2024Q3
2024Q4

Deposit Portfolio – 4th Quarter 2024

- Total deposits increased $58.5 million, or 2.6%, to $2.35 billion at December 31, 2024, compared to $2.29 billion at September 30, 2024.
- Investar utilizes brokered time deposits, entirely in denominations of less than $250,000, to secure fixed cost funding and reduce short-term borrowings. At December 31, 2024, the remaining weighted average duration of brokered time deposits was approximately seven months with a weighted average rate of 4.99%.
- Investar utilizes brokered demand deposits when pricing is more favorable than other short-term borrowings. For the 4th quarter of 2024, brokered demand deposits had a weighted average rate of 4.43%.



Brokered Demand 2.0%
Money Market 8.2%
Savings 5.7%
Interest-bearing Demand 23.7%
Brokered Time 10.5%
Noninterest-bearing Demand 18.4%
Time 31.5%

	Deposit Composition - Quarterly Lookback								
(Dollars in thousands)	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Noninterest-bearing Demand	$ 580,741	$ 508,241	$ 488,311	$ 459,519	$ 448,752	$ 435,397	$ 436,571	$ 437,734	$ 432,143
Interest-bearing Demand	565,598	538,515	514,501	482,706	489,604	502,818	467,184	500,345	554,777
Money Market	208,596	180,402	158,984	186,478	179,366	171,113	177,191	196,710	191,548
Brokered Demand	-	-	-	-	-	-	-	-	47,320
Savings	155,176	137,336	125,442	131,743	137,606	132,449	128,583	128,241	134,879
Brokered Time	9,990	146,270	153,365	197,747	269,102	237,850	249,354	271,684	245,520
Time	562,264	634,883	740,250	751,240	731,297	728,201	751,319	752,694	739,757
Total Deposits	$ 2,082,365	$ 2,145,647	$ 2,180,853	$ 2,209,433	$ 2,255,727	$ 2,207,828	$ 2,210,202	$ 2,287,408	$ 2,345,944
Total Deposit Interest Rate[1]	**0.58%**	**1.20%**	**1.78%**	**2.14%**	**2.54%**	**2.67%**	**2.72%**	**2.78%**	**2.76%**

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

Non-Interest Expense



$2,148,916
$2,321,181
$2,513,203
$2,753,807
$2,815,155
$2,722,812
$48,168
$46,079
$57,131
$55,480
$63,062
$62,192
$60,865
$62,353
$62,630
$61,761
$63,032
$62,820
2019
2020
2021
2022
2023
2024
Non-interest expense (GAAP)
Core Non-interest expense 1
Total Assets

[1] *Non-GAAP financial measure; please see appendix for additional details*

Financial Profile

(Dollars in thousands, except per share data)	As of December 31, 2020	2021	2022	2023	2024	For the Three Months Ended 3/31/2024	6/30/2024	9/30/2024	12/31/2024
Balance Sheet									
Total Assets	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,722,812	$ 2,787,706	$ 2,787,578	$ 2,802,573	$ 2,722,812
Total Loans	$ 1,860,318	$ 1,872,012	$ 2,104,767	$ 2,210,619	$ 2,125,084	$ 2,180,578	$ 2,166,759	$ 2,155,846	$ 2,125,084
Total Deposits	$ 1,887,824	$ 2,120,266	$ 2,082,365	$ 2,255,727	$ 2,345,944	$ 2,207,828	$ 2,210,202	$ 2,287,408	$ 2,345,944
Loans/Deposits	98.54%	88.29%	101.08%	98.00%	90.59%	98.77%	98.03%	94.25%	90.59%
Capital									
TCA/TA[1]	9.22%	8.04%	6.37%	6.65%	7.44%	6.73%	6.85%	7.38%	7.44%
Total Capital	14.71%	12.99%	13.25%	12.99%	13.14%	13.21%	13.16%	13.48%	13.14%
Tier 1 Capital	11.36%	9.90%	10.21%	9.90%	11.26%	10.18%	10.42%	10.74%	11.26%
Tier 1 Leverage Capital	9.49%	8.12%	8.53%	8.35%	9.27%	8.62%	8.81%	8.95%	9.27%
Profitability Measures									
Net Interest Margin	3.49%	3.53%	3.67%	2.83%	2.63%	2.59%	2.62%	2.67%	2.65%
Non Interest Income / Average Assets	0.53%	0.47%	0.70%	0.24%	0.51%	0.39%	0.40%	0.50%	0.74%
Non Interest Expense / Average Assets	2.51%	2.45%	2.34%	2.27%	2.26%	2.20%	2.24%	2.30%	2.31%
Efficiency Ratio	66.72%	65.79%	56.29%	77.26%	75.08%	76.62%	77.59%	75.61%	71.00%
ROAA	0.61%	0.31%	1.37%	0.60%	0.73%	0.68%	0.59%	0.77%	0.88%
ROAE	5.77%	3.22%	15.63%	7.63%	8.60%	8.28%	7.17%	8.97%	9.83%
Diluted Earnings Per Share	$ 1.27	$ 0.76	$ 3.50	$ 1.69	$ 2.04	$ 0.48	$ 0.41	$ 0.54	$ 0.61
Net Income	$ 13,889	$ 8,000	$ 35,709	$ 16,678	$ 20,252	$ 4,707	$ 4,057	$ 5,381	$ 6,107
Asset Quality									
NPAs / Assets	0.62%	1.28%	0.44%	0.36%	0.52%	0.36%	0.30%	0.32%	0.52%
NCOs / Avg Loans	0.08%	1.18%	-0.03%	-0.11%	0.03%	0.00%	0.01%	-0.02%	0.04%

INVESTAR HOLDING CORPORATION

[1] *Non-GAAP financial measure; please see appendix for additional details*

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31,					As of the Three Months Ended			
	2020	2021	2022	2023	2024	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Tangible common equity:									
Total stockholders' equity	$ 243,284	$ 242,598	$ 215,782	$ 226,768	$ 241,296	$ 227,005	$ 230,196	$ 245,542	$ 241,296
Adjustments:									
Goodwill	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,088)	(3,948)	(3,059)	(2,232)	(1,608)	(2,066)	(1,908)	(1,756)	(1,608)
Tangible common equity	$ 211,052	$ 198,562	$ 172,635	$ 184,448	$ 199,600	$ 184,851	$ 188,200	$ 203,698	$ 199,600
AOCI	1,805	1,163	(48,913)	(45,147)	(48,357)	(48,957)	(49,061)	(38,539)	(48,357)
Tangible common equity excluding AOCI	$ 209,247	$ 197,399	$ 221,548	$ 229,595	$ 247,957	$ 233,808	$ 237,261	$ 242,237	$ 247,957
Common shares outstanding	10,608,869	10,343,494	9,901,847	9,748,067	9,828,413	9,781,946	9,828,825	9,827,622	9,828,413
Book value per common share	$ 22.93	$ 23.45	$ 21.79	$ 23.26	$ 24.55	$ 23.21	$ 23.42	$ 24.98	$ 24.55
Tangible book value per common share	$ 19.89	$ 19.20	$ 17.43	$ 18.92	$ 20.31	$ 18.90	$ 19.15	$ 20.73	$ 20.31
Tangible book value per common share excluding AOCI	$ 19.72	$ 19.08	$ 22.37	$ 23.55	$ 25.23	$ 23.90	$ 24.14	$ 24.65	$ 25.23
Tangible assets:									
Total assets	$ 2,321,181	$ 2,513,203	$ 2,753,807	$ 2,815,155	$ 2,722,812	$ 2,787,706	$ 2,787,578	$ 2,802,573	$ 2,722,812
Adjustments:									
Goodwill	(28,144)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)	(40,088)
Other intangibles	(4,088)	(3,948)	(3,059)	(2,232)	(1,608)	(2,066)	(1,908)	(1,756)	(1,608)
Tangible assets	$ 2,288,949	$ 2,469,167	$ 2,710,660	$ 2,772,835	$ 2,681,116	$ 2,745,552	$ 2,745,582	$ 2,760,729	$ 2,681,116
Total stockholders' equity to total assets ratio	10.48%	9.65%	7.84%	8.06%	8.86%	8.14%	8.26%	8.76%	8.86%
Tangible common equity to tangible assets ratio	9.22%	8.04%	6.37%	6.65%	7.44%	6.73%	6.85%	7.38%	7.44%

Non-GAAP Reconciliation (continued)

	For the Three Months Ended						
(Dollars in thousands)	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Net Income	$ 6,547	$ 2,781	$ 3,538	$ 4,707	$ 4,057	$ 5,381	$ 6,107
Plus: Provision for Credit Losses	(2,840)	(34)	486	(1,419)	(415)	(945)	(701)
Plus: Income Tax Expense	1,509	585	782	1,380	829	784	1,161
Pre-Tax, Pre-Provision Net Income	**$ 5,216**	**$ 3,332**	**$ 4,806**	**$ 4,668**	**$ 4,471**	**$ 5,220**	**$ 6,567**

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
	For the Three Months Ended								
Interest on Deposits	$ 3,052	$ 6,221	$ 9,534	$ 11,733	$ 14,584	$ 14,845	$ 14,865	$ 15,729	$ 16,071
Average Interest-Bearing Deposits	1,482,268	1,557,665	1,655,506	1,707,848	1,824,318	1,805,569	1,770,985	1,813,775	1,881,297
Average Noninterest-Bearing Deposits	590,020	550,503	490,123	462,525	454,893	428,135	425,964	433,126	434,433
Average Total Deposits	2,072,288	2,108,168	2,145,629	2,170,373	2,279,211	2,233,704	2,196,949	2,246,901	2,315,730
Total Deposit Interest Rate	**0.58%**	**1.20%**	**1.78%**	**2.14%**	**2.54%**	**2.67%**	**2.72%**	**2.78%**	**2.76%**

Non-GAAP Reconciliation (continued)

	For the Three Months Ended				
(Dollars in thousands)	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Net interest income	$ 18,491	$ 17,216	$ 17,198	$ 17,856	$ 17,483
Provision for credit losses	486	(1,419)	(415)	(945)	(701)
Net interest income after provision for credit losses	**$ 18,005**	**$ 18,635**	**$ 17,613**	**$ 18,801**	**$ 18,184**
Noninterest income	1,755	2,748	2,750	3,544	5,163
Loss (gain) on call or sale of investment securities, net	322	-	383	(1)	371
Loss (gain) on sale or disposition of fixed assets, net	39	(427)	-	-	-
(Gain) loss on sale of other real estate owned, net	-	-	(712)	4	25
Change in the fair value of equity securities	(24)	(80)	-	(174)	(159)
Legal settlement [1]	-	-	-	(1,122)	-
Change in the net asset value of other investments [2]	(43)	(70)	27	(48)	(25)
Core noninterest income [3]	**$ 2,049**	**$ 2,171**	**$ 2,448**	**$ 2,203**	**$ 5,375**
Core earnings before noninterest expense [3]	20,054	20,806	20,061	21,004	23,559
Total noninterest expense	15,440	15,296	15,477	16,180	16,079
Write down of other real estate owned [4]	-	(233)	-	-	-
Gain (loss) on early extinguishment of subordinated debt	-	215	287	-	(210)
Severance [5]	-	-	-	-	(4)
Loan purchase expense [6]	(66)	-	-	-	-
Legal settlement expense [7]	-	-	-	(267)	-
Core noninterest expense	**$ 15,374**	**$ 15,278**	**$ 15,764**	**$ 15,913**	**$ 15,865**
Core earnings before income tax expense [3]	**$ 4,680**	**$ 5,528**	**$ 4,297**	**$ 5,091**	**$ 7,694**
Core income tax expense [8]	847	1,255	730	647	1,231
Core earnings [3]	**$ 3,833**	**$ 4,273**	**$ 3,567**	**$ 4,444**	**$ 6,463**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

	For the Three Months Ended				
(Dollars in thousands, except per share data)	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Core basic earnings per common share [3]	$ 0.39	$ 0.44	$ 0.36	$ 0.45	$ 0.66
Diluted earnings per common share (GAAP)	0.36	0.48	0.41	0.54	0.61
Loss (gain) on call or sale of investment securities, net	0.03	-	0.03	-	0.03
Loss (gain) on sale or disposition of fixed assets, net	-	(0.03)	-	-	-
(Gain) loss on sale of other real estate owned, net	-	-	(0.06)	-	-
Change in the fair value of equity securities	-	(0.01)	-	(0.01)	(0.01)
Legal settlement [1]	-	-	-	(0.10)	-
Change in the net asset value of other investments [2]	-	(0.01)	-	-	-
Write down of other real estate owned [4]	-	0.02	-	-	-
(Gain) loss on early extinguishment of subordinated debt	-	(0.02)	(0.02)	-	0.02
Severance [5]	-	-	-	-	-
Loan purchase expense [6]	-	-	-	-	-
Legal settlement expense [7]	-	-	-	0.02	-
Core diluted earnings per common share [3]	**$ 0.39**	**$ 0.43**	**$ 0.36**	**$ 0.45**	**$ 0.65**
Efficiency Ratio	76.26%	76.62%	77.59%	75.61%	71.00%
Core Efficiency Ratio [3]	74.85%	78.81%	80.24%	79.33%	69.41%
Core return on average assets [3 9]	0.54%	0.61%	0.52%	0.63%	0.93%
Total average assets	$ 2,817,388	$ 2,802,192	$ 2,773,792	$ 2,796,969	$ 2,763,734

INVESTAR
HOLDING CORPORATION

[1] Adjustment to noninterest income directly attributable to income from a legal settlement related to one loan relationship that became impaired in the third quarter of 2021 as a result of Hurricane Ida.

[2] Change in net asset value of other investments represents unrealized gains or losses on Investar's investments in Small Business Investment Companies and other investment funds included in other operating income in the accompanying consolidated statements of income.

[3] Core noninterest income, core earnings before noninterest expense, core earnings before income tax expense and core earnings include $3.1 million in nontaxable noninterest income from BOLI death benefit proceeds recorded during the quarter ended December 31, 2024. Excluding this income, core basic earnings per share, core diluted earnings per share, core efficiency ratio, core return on average assets, and core return on average equity are $0.39, $0.39, 80.35%, 0.55%, and 6.19%, respectively, for the quarter ended December 31, 2024.

[4] Adjustment to noninterest expense for provision for estimated losses on other real estate owned when fair value is determined to be less than carrying values, which is included in other operating expense in the accompanying consolidated statements of income.

[5] Severance is included in salaries and employee benefits in the accompanying consolidated statements of income.

[6] Adjustments to noninterest expense directly attributable to the purchase of loans, consisting of professional fees for legal and consulting services.

[7] Adjustments to noninterest expense directly attributable to the income from a legal settlement, consisting of professional fees for legal services and collection and repossession expenses included in other operating expenses in the accompanying consolidated statements of income.

[8] Core income tax expense is calculated using the effective tax rates of 16.0%, 12.7%, 17.0%, 22.7%, and 18.1% for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

[9] Core earnings used in calculation. No adjustments were made to average assets.

Non-GAAP Reconciliation (continued)

(Dollars in thousands)	2019	2020	2021	2022	2023	2024
Total noninterest expense	$ 48,168	$ 57,131	$ 63,062	$ 60,865	$ 62,630	$ 63,032
Severance	-	(289)	(181)	(632)	(123)	(4)
Loan purchase expense	-	-	-	-	(95)	-
Acquisition expense	(2,089)	(1,062)	(2,448)	-	-	-
Employee retention credit, net of consulting fees	-	-	1,759	2,342	-	-
(Loss) gain on early extinguishment of subordinated debt	-	-	-	(222)	-	292
Divestiture expense	-	-	-	-	(651)	-
PPP incentive	-	(200)	-	-	-	-
Community grant	-	(100)	-	-	-	-
Write down of other real estate owned	-	-	-	-	-	(233)
Loan settlement expense	-	-	-	-	-	(267)
Core noninterest expense	**$ 46,079**	**$ 55,480**	**$ 62,192**	**$ 62,353**	**$ 61,761**	**$ 62,820**

INVESTAR HOLDING CORPORATION

Non-GAAP Reconciliation (continued)

	For the three months ended					
	December 31, 2024			September 30, 2024		
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:						
Loans	$ 2,129,388	$ 31,438	5.87%	$ 2,159,412	$ 32,764	6.04%
Adjustments:						
Interest recoveries		11			79	
Accretion		11			13	
Adjusted loans	2,129,388	31,416	5.87	2,159,412	32,672	6.02
Securities:						
Taxable	389,170	2,709	2.77	396,254	2,755	2.77
Tax-exempt	44,544	569	5.08	24,552	228	3.68
Interest-bearing balances with banks	63,431	789	4.95	79,793	1,101	5.49
Adjusted interest-earning assets	2,626,533	35,483	5.37	2,660,011	36,756	5.50
Total interest-bearing liabilities	2,054,561	18,022	3.49	2,093,260	18,992	3.61
Net interest income/net interest margin		$ 17,483	2.65%		$ 17,856	2.67%
Adjusted net interest income/adjusted net interest margin		$ 17,461	2.64%		$ 17,764	2.66%